                                                                   (EXHIBIT (N)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1996-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBA6
                      Class B Certificate CUSIP #25466KBB4


     Trust Distribution Date: November 15, 1996    Due Period Ending:  October
31, 1996

     Pursuant to the Series Supplement dated as of April 30, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

     1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

          Series 1996-4                                 Total        Interest      Principal
             Class A      31 days at 5.757810000%   $4.958114167   $4.958114167   $0.000000000

             Class B      31 days at 5.932810000%   $5.108808611   $5.108808611   $0.000000000

     2.   Principal Receivables at the end of the Due Period

      (a) Aggregate Investor Interest                            $12,275,796,676.00
          Seller Interest                                         $2,172,873,943.47

          Total Master Trust                                     $14,448,670,619.47


      (b) Group One Investor Interest                            $10,175,796,676.00

      (c) Group Two Investor Interest                             $2,100,000,000.00

      (d) Series 1996-4 Investor Interest                         $1,052,632,000.00

      (e) Class A Investor Interest                               $1,000,000,000.00

          Class B Investor Interest                                  $52,632,000.00

     3.   Allocation of Receivables Collected During the Due Period

                                                           Finance Charge           Principal               Yield
                                                             Collections           Collections           Collections
      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation.                   $189,015,439.27      $1,602,331,456.61            $0.00

          Seller:                                           $40,790,565.91        $345,791,894.89            $0.00

      (b) Group One Allocation                             $161,277,854.44      $1,367,192,968.08            $0.00

      (c) Group Two Allocation                              $27,737,584.83        $235,138,488.53            $0.00

      (d) Series 1996-4 Allocations                         $16,683,915.98        $141,433,755.32            $0.00

      (e) Class A Allocations                               $15,856,614.36        $134,420,511.25            $0.00

          Class B Allocations                                  $827,301.62          $7,013,244.07            $0.00

     4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
                    Deposits into the SPFAs

                                 This Due      Total    Deposit Deficit   Investment
                                   Period     Deposits       Amount         Income
          Series 1996-4            $0.00        $0.00         0.00           $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                    Total Payments
                                   Amount Paid     Deficit Amount    Through This
                                 This Due Period   This Due Period    Due Period
          Series 1996-4                 $0.00           $0.00            $0.00

     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                                Deposits Into the
                                                    SIFAs This
                                                    Due Period         SIFA Balance
          Series 1996-4                           $5,227,000.98            $0.00

     7.   Pool Factors

                                                                 This Due Period
          Class A                                                   1.00000000

          Class B                                                   1.00000000

     8.   Investor Charged-Off Amount

                                                                     Cumulative
                                                                      Investor
                                                                     Charged-Off
                                              This Due Period           Amount
      (a) Group One                           $52,947,185.20            $0.00

      (b) Group Two                            $9,106,191.58            $0.00

      (c) Series 1996-4                        $5,477,295.02            $0.00

      (d) Class A                              $5,205,693.61            $0.00

          Class B                                $271,601.41            $0.00

     9.   Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                Original Invested
                                                     Total          Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-4                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

     10.  Reimbursement of Investor Losses This Due Period

                                                                   Per $1,000 of
                                                                 Original Invested
                                                       Total         Principal
      (a) Group One                                    $0.00           $0.00

      (b) Group Two                                    $0.00           $0.00

      (c) Series 1996-4                                $0.00           $0.00

      (d) Class A                                      $0.00           $0.00

          Class B                                      $0.00           $0.00

     11.  Aggregate Amount of Unreimbursed Investor Losses
                                                                   Per $1,000 of
                                                                 Original Invested
                                                       Total         Principal
      (a) Group One                                    $0.00           $0.00

      (b) Group Two                                    $0.00           $0.00

      (c) Series 1996-4                                $0.00           $0.00

      (d) Class A                                      $0.00           $0.00

          Class B                                      $0.00           $0.00

     12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $16,959,661.13

      (b) Group Two                                            $2,916,666.67

      (c) Series 1996-4                                        $1,754,386.67

      (d) Class A                                              $1,666,666.67

          Class B                                                 $87,720.00

     13.  Class Available Subordinated Amount at the end of the Due Period

                                                                As a Percentage
                                                                   of Class A
                                                  Total         Invested Amount
          Series 1996-4 Class B              $115,789,520.00        11.5790%

     14.  Total Available Credit Enhancement Amounts

                                                  Shared Amount    Class B Amount
          Maximum Amount                               $0.00       $63,157,920.00

          Available Amount                             $0.00       $63,157,920.00

          Amount of Drawings on Credit Enhancement
           for this Due Period                         $0.00                $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $14,686,108,154.34

                            Delinquent Amount     Percentage of Ending
          Payment Status     Ending Balance       Receivables Outstanding
          30-59 days        $436,755,664.27              2.97%

          60-179 days       $647,052,142.22              4.41%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY: ____________________________

                                            Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1996-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

         The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of April 30, 1996 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-4 Master Trust Certificates for the Distribution Date occurring on November 15, 1996:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                 $2,177,929,356.63

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                   $134,420,511.25

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                             $15,856,614.36

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                               $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall
          is equal to                                                                               $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off
          Amount is equal to                                                                        $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                 $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                           $4,958,114.17

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                 $7,013,244.07

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                            $827,301.62

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                         $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                           $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall
          is equal to                                                                           $0.00

     (b)  with respect to the Class B Cumulative Investor Charged-Off
          Amount is equal to                                                                    $0.00

     (c)  with respect to the Class B Investor Interest is equal to                             $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                         $268,886.81

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 1996.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:_________________________
                               Vice President, Director of Accounting,
                               and Treasurer